Exhibit No. 99.1

Press release

Charlotte, NC, USA, 17 December 2014

Partners Group to acquire Dynacast, a leading global manufacturer of precision engineered components

Partners Group, the global private markets investment manager, has signed an agreement to acquire a controlling stake in Dynacast International on behalf of its clients. The transaction has an overall enterprise value of USD 1.1 billion and is expected to close in February 2015.

Founded nearly 80 years ago, Dynacast International is a global manufacturer of small, highly complex metal components. The company uses proprietary precision die-casting and metal injection molding (MIM) technologies to produce customized, high-volume components with complex shapes and tight tolerances. Dynacast is headquartered in Charlotte, North Carolina, and has 23 manufacturing plants in 16 countries worldwide, which serve a diverse client base including blue-chip customers across the automotive, telecommunications, computing, consumer electronics, and healthcare industries.

Dynacast was acquired in 2011 by a consortium of investors including Izurium Capital Management, W Capital Partners, Laurel Crown Partners, Kenner & Company, Babson Capital Management, Macquarie Capital and certain members of management. Since its acquisition in 2011, Dynacast has experienced considerable growth and has expanded its footprint and penetrated new markets with its broad range of product offerings while strengthening its product portfolio with its recent acquisition of Kinetics Climax Inc.

Partners Group is acquiring Dynacast from exiting financial investors and is joined in the acquisition by Kenner & Company, an existing shareholder, and the company’s management team, which will both roll over significant equity stakes into the new transaction. Following the close of the acquisition, Partners Group and Kenner & Company will work closely with Dynacast’s management team to support the company in the next phase of its global growth plans.

Simon Newman, Chief Executive Officer of Dynacast, states: “Dynacast has a long and rich history of continuously refining our proprietary manufacturing technologies, in-house tooling expertise and innovative design processes to manufacture highly complex metal components in a fast, repeatable and precise manner to provide greater value to our customers. With the investment led by Partners Group, we have the strategic support and capital backing to enter into the next phase of growth for our company.”

Joel Schwartz, Managing Director at Partners Group in New York, adds: “We are really looking forward to working with Simon and the rest of Dynacast’s management team in this next stage of the company’s development. Dynacast already has a truly differentiated position as a global supplier in the precision metal components marketplace and we see exciting potential for further expansion. We believe our global platform and deep network of industry relationships make us the ideal partner to back management’s vision for the business going forward, particularly through our assistance with acquisitions and with the deepening of the company’s integrated, worldwide approach.”

The transaction has fully committed financing from JPMorgan Chase Bank, N.A., Barclays and Macquarie Capital and is subject to regulatory approvals and customary closing conditions. J.P. Morgan Securities LLC, Barclays, Macquarie Capital, Goodwin Procter LLP and KPMG LLP are advising Partners Group on the transaction.

Morgan Stanley and Co. LLC served as exclusive financial advisor to Dynacast while Hunton & Williams LLP and Davis Polk & Wardwell LLP served as legal counsel to Dynacast with respect to the transaction.

About Dynacast International Inc.

Dynacast works with organizations all over the world, helping bring their ideas to life with the highest quality precision engineered metal components on the planet. Customers can come from virtually any industry – consumer electronics, automotive, healthcare, or any other where only the very best is good enough. And each benefits from our 70+ years’ of experience pioneering the techniques and technologies that have redefined the industry. It means that every customer receives insight and expertise that adds value at every stage of the design and manufacturing process. It’s why today, across multiple industries and multiple geographies, Dynacast is the name synonymous with precision metal components. Please visit www.dynacast.com to learn more.

About Partners Group

Partners Group is a global private markets investment management firm with over EUR 33 billion (over USD 40 billion) in investment programs under management in private equity, private real estate, private infrastructure and private debt. The firm manages a broad range of customized portfolios for an international clientele of institutional investors. Partners Group is headquartered in Zug, Switzerland and has offices in San Francisco, Houston, New York, São Paulo, London, Guernsey, Paris, Luxembourg, Milan, Munich, Dubai, Mumbai, Singapore, Shanghai, Seoul, Tokyo and Sydney. The firm employs over 700 people, is listed on the SIX Swiss Exchange (symbol: PGHN) with a market capitalization of over CHF 7 billion (over USD 7 billion) and a major ownership by its partners and employees.

About Izurium Capital

Established in 2009, Izurium Capital is a London-based independent investment firm, which seeks to generate superior, returns for investors through value oriented Private Equity and Special Situations investment strategies. Since inception, Izurium has invested in excess of $200 million in European and North American companies operating in the technology, industrial manufacturing and specialty lending sectors.

About W Capital Partners

W Capital is a leading provider of shareholder liquidity to private equity firms, venture capital firms, financial institutions, corporations, company founders and lenders for illiquid, minority equity positions in private companies. Having raised over $1.7 billion and completed over 80 transactions, W Capital is a leading source of exit and partial exit options for buyout, growth and venture investments. W Capital’s experience, reputation and resources make the firm an ideal choice for private equity shareholders who desire to sell or restructure their direct investment portfolios. W Capital is also an active investor within their portfolio companies, providing support and growth capital concurrent with a liquidity transaction and over the duration of the investment.

About Laurel Crown Partners

Laurel Crown Partners, LLC is the private equity arm of The Louis Berkman Company. It specializes in middle market buyouts. The firm typically invests in regional, national and global businesses that are headquartered in the United States. Laurel Crown has a history of successful investments in a wide variety of industries.

About Kenner & Company

Based in New York, Kenner & Company, Inc. is a private equity firm founded in 1986 that specializes in acquiring middle-market industrial and manufacturing businesses. Having worked together for over 20 years, the firm’s principals have significant investing and operating experience, enabling them to provide strategic direction to generate long-term value. Kenner has been instrumental in assisting Dynacast management to accomplish its objectives.

About Babson Capital Management

Babson Capital is a global investment management organization with over 1,000 employees that manages $206+ billion with a goal to provide clients with advanced investment solutions and the highest level of service. With offices on four continents, Babson offers clients access to investment opportunities around the globe and across the investment universe – providing uniquely tailored investment strategies – and an open door to talented professionals. The firm’s investment strategies are grounded in a rigorous research process, consistent risk controls and an unwavering commitment to clients.

About Macquarie Capital

With over 1,139 staff members globally, Macquarie Capital provides advisory and capital raising services to corporate and government clients involved in public mergers and acquisitions, private treaty acquisitions and divestments, debt and equity fund raising and corporate restructuring. It also undertakes principal investing activities globally in support of its client activities.

Investor relations contact

Adrian Murphy, Executive Vice President, CFO

Phone: +1 704 927 2790
Email: investorrelations@dynacast.com

Media relations contact

Nina Snelling, Global Marketing Manager

Phone: +1 704 927 2790
Email: nsnelling@dynacast.com

www.dynacast.com